UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                             -----------------------


                 Date of Report
                 (Date of earliest
                 event reported):             February 6, 2006
                                              ----------------


                           Medical Nutrition USA, Inc.
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             (Exact name of registrant as specified in its charter)


   Delaware                        000-18349                     11-3686984
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(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


       10 West Forest Avenue, Englewood, New Jersey              07631
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          (Address of principal executive offices)            (Zip Code)


                                 (201) 569-1188
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                             -----------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
             ------------------------------------------------------

             As previously disclosed in its Quarterly Report on Form 10-QSB for the quarterly period ended October 31, 2005, Medical Nutrition USA, Inc. (the "Company") received an inquiry from the staff of the Securities and Exchange Commission (the "SEC") regarding the Company's accounting treatment of the $3,827,500 aggregate principal amount of convertible notes and associated warrants the Company issued in 2002 and 2003. The inquiry arose in connection with the SEC's limited review of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005. The Company's management has responded to the SEC inquiry, re-examined the accounting treatment in question, consulted with the Company's auditors, and reported the results of the re-examination to the Company's Board of Directors and Audit Committee.

             Based upon the re-examination, on February 6, 2006, the Company's Board of Directors concluded that the Company did not properly account for the convertible notes and warrants upon their issuance in 2002 and 2003, and that therefore the Company's previously issued financial statements for the fiscal year ended January 31, 2005 and for the quarterly periods ended April 30, 2005, July 31, 2005 and October 31, 2005 should no longer be relied upon.

             The Company has determined that, pursuant to APB 14, value should have been assigned to the 2002 and 2003 warrants at the time of issuance, with that value amortized over the life of the warrants. Similarly, the Company has determined that the convertible notes issued in 2002 and 2003 had a beneficial conversion feature under EITF No. 98-5 as amended by EITF No. 00-27, and that value should have been assigned to that feature at the time of issuance, with that value amortized over the life of the convertible notes. Accordingly, the financial statements referred to above will be restated to reflect the non-cash adjustments that result from these changes.

             These restatements will not affect the Company's previously reported operating results; however, the Company's net income will be reduced due to the amortization of the values attributed to the warrants and the beneficial conversion feature of the convertible notes. Therefore, the Company will report a net loss of approximately $1,270,100 for fiscal year ended January 31, 2005, and net losses of approximately $298,700, $213,200 and $244,600 for the first, second and third quarters of the fiscal year ending January 31, 2006, respectively. As of October 31, 2005, the effect on the balance sheet will be to decrease notes payable by the unamortized debt discount of $952,800, to increase paid in capital by $3,827,500 and to increase the accumulated deficit by $2,874,700.

             The Company intends to file a Form 10-KSB/A and Forms 10-QSB/A to include the respective restated financial statements as soon as practicable after completion of the SEC's inquiry.

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

                                   SIGNATURES
                                   ----------

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MEDICAL NUTRITION USA, INC.


Date:  February 7, 2006                By: /s/ FRANCIS A. NEWMAN
                                           -------------------------------------
                                           Francis A. Newman
                                           Chief Executive Officer


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